                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 1997


                             McMoRan Oil & Gas Co.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-23870                  72-1266477
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

                    1615 Poydras Street
                    New Orleans, Louisiana                         70112
                    (Address of principal executive offices)     (Zip Code)



                                 (504) 582-4000
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)

ITEMS 2 AND 5. ACQUISITION OR DISPOSITION OF ASSETS; OTHER EVENTS.

     On July 14, 1997, McMoRan Oil & Gas Co. (the "Company" or "MOXY") and Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), a publicly traded limited partnership, entered into a Master Agreement (the "Master Agreement") and a Standby Purchase Agreement (the "Standby Purchase Agreement"). The purpose of the Master Agreement, the Standby Purchase Agreement and the other agreements and transactions contemplated thereby is to recapitalize MOXY and to commence a significantly expanded, long-term exploration program to be managed by MOXY and conducted jointly with FRP. The transactions contemplated by the Master Agreement and the Standby Purchase Agreement described below are subject to stockholder approval of the Standby Purchase Agreement as well as the transactions contemplated thereby, including the Rights Offering (as defined below), at a Special Meeting of the stockholders of MOXY (the "Special Meeting") to be held approximately 30 days after definitive proxy materials can be mailed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     On July 11, 1997, FRP executed a Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which FRP will acquire from affiliates of MCN Energy Group Inc. ("MCN") the oil and gas properties and related assets acquired or developed as part of MOXY's exploratory drilling program with MCN (the "MOXY/MCN Program") for $31.0 million, subject to certain adjustments for costs and revenue since April 1, 1997, and an additional amount equal to MOXY's indebtedness to MCN incurred under the MOXY/MCN Program. Upon the closing of the transactions contemplated by the Purchase Agreement, MOXY and FRP will amend the MOXY/MCN Program to extend the program term, include their interests in the seven offshore leases acquired by MOXY and FRP at the Central Gulf of Mexico lease sale held in March 1997 and provide for the conduct of mutually agreed exploration projects until the earlier of December 31, 1997 or, if the Standby Purchase Agreement and the transactions contemplated thereby are approved at the Special Meeting, until the date of the completion of the Rights Offering. The amendment also provides that FRP will continue to advance funds to MOXY under the MOXY/MCN Program during the remaining program term and will reimburse MOXY for approximately $290,000 of overhead costs per month.

     Pursuant to the Master Agreement and upon completion of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement, MOXY has agreed to acquire MCN's interest in the two producing oil and gas properties developed under the MOXY/MCN Program (the "MCN Producing Properties") from FRP
for $26.0 million, subject to adjustment as follows:   (i) increased or
decreased, as the case may be, by the difference between (A) development, lease operating and any other amount paid by FRP (or for which payment credit is given in the Purchase Agreement) attributable to the MCN Producing Properties since April 1, 1997 and prior to MOXY's purchase, and (B) the amount of any proceeds received by FRP (or for which payment credit is given in the Purchase Agreement) attributable to the MCN Producing Properties since April 1, 1997 and prior to MOXY's purchase, in each case as calculated in the Purchase Agreement, and (ii) interest calculated on a daily basis on the net cash invested by FRP with respect to the MCN Producing Properties during the period the purchase price is adjusted, at an annual rate publicly announced by The Chase Manhattan Bank from time to time plus 2%. MOXY has also agreed to repay to FRP at the same time all amounts loaned to MOXY under the MOXY/MCN Program. Thereafter, the MOXY/MCN Program will be terminated, MOXY will retain a 100% interest in the MCN Producing Properties and MOXY and FRP will dedicate all other oil and gas properties then subject to the MOXY/MCN Program to an expanded, aggregate $200 million multi-year exploration program that MOXY has agreed to enter with FRP (the "MOXY/FRP Exploration Program") upon completion of MOXY's purchase of the MCN Producing Properties.

     MOXY will manage the MOXY/FRP Exploration Program, selecting all prospects and drilling opportunities, and will serve as operator of all wells drilled by the MOXY/FRP Exploration Program. MOXY and FRP have agreed to commit $200 million for exploration expenses to be incurred under the MOXY/FRP Exploration Program, with exploration costs being shared 40% by MOXY and 60% by FRP. All revenues and all costs other than exploration costs will be shared 50% by MOXY and 50% by FRP. All exploratory prospects in the MOXY/MCN Program will be transferred to the MOXY/FRP Exploration Program effective as of April 1, 1997, and MOXY will acquire an additional interest in each such property to reflect
the sharing of revenues and costs under the MOXY/FRP Exploration Program.   The
MOXY/FRP Exploration Program will terminate after initial exploration program expenditures of $200 million have been committed or June 30, 2002, whichever is earlier.

     Pursuant to the Master Agreement, MOXY has also agreed to distribute at no cost to the holders of record of its common stock, $0.01 par value per share (the "Common Stock"), as of the record date for the Rights Offering, an aggregate of approximately 28.6 million transferable subscription rights (the "Rights"), which will provide holders with approximately 2.0 Rights for each share of Common Stock held as of such date. Each Right will entitle the holder thereof to purchase one share of Common Stock for $3.50 per share (the "Subscription Price"). Proceeds from this offering (the "Rights Offering") will be used to purchase the MCN Producing Properties, to repay the debt incurred under the MOXY/MCN Program, to fund a portion of MOXY's estimated capital requirements under the MOXY/FRP Exploration Program and for additional working capital and general corporate purposes. The Rights Offering will be made solely by means of a prospectus, which will be mailed to stockholders when the Rights Offering is commenced.

     To ensure that MOXY will obtain the funds sought through the Rights Offering, MOXY and FRP entered into the Standby Purchase Agreement, pursuant to which, subject to certain exceptions, FRP has agreed to provide a standby commitment (the "Standby Commitment") to purchase at the Subscription Price all shares of Common Stock not purchased pursuant to the exercise of Rights. Pursuant to the Standby Purchase Agreement, FRP also has the option, exercisable if FRP does not acquire at least 30% of the outstanding Common Stock pursuant to the Standby Commitment, to purchase at the Subscription Price (the "FRP Purchase Option") such additional shares of Common Stock as are necessary to provide it with up to a 30% ownership interest in MOXY after giving effect to the completion of the Rights Offering and the purchase of shares pursuant to the Standby Commitment and the FRP Purchase Option. MOXY has also agreed to pay a standby fee of $6.0 million to FRP, payable upon closing of the Rights Offering, for providing the Standby Commitment, acquiring the MCN Producing Properties for resale to MOXY and entering into the MOXY/FRP Exploration Program.

     Pursuant to the Master Agreement, MOXY and FRP have also agreed to enter into an agreement (the "Stockholder Agreement") pursuant to which (i) MOXY will implement certain corporate governance measures designed to protect the stockholders of MOXY other than FRP, (ii) FRP will have the ability to designate a certain number of directors if it owns more than 10% but less than a majority of the outstanding MOXY Common Stock and (iii) MOXY will grant certain registration rights to FRP with respect to the shares of Common Stock that FRP may acquire pursuant to the Standby Commitment and the FRP Purchase Option.

     If stockholder approval is not obtained for the Standby Purchase Agreement and the transactions contemplated thereby, MOXY will not conduct the Rights Offering, purchase the MCN Producing Properties or establish the MOXY/FRP Exploration Program. As a result, MOXY would be forced to secure alternative sources of financing to support its current operations beyond that available under the MOXY/MCN Program, and fund any future exploration and developmental activities.

     All of MOXY's directors and certain executive officers also serve as directors or executive officers, as the case may be, of Freeport-McMoRan Inc., the 51.6% owner and administrative managing general partner of FRP.

     A copy of the press release regarding the foregoing is attached hereto as
Exhibit 99.1. The description of the Master Agreement, Standby Purchase Agreement, and Stockholder Agreement included herein do not purport to be complete and are qualified in their entirety by reference to the terms of the Master Agreement, Standby Purchase Agreement, and Stockholder Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired

               MCN Producing Properties
               Report of Independent Auditors
               Statements of Gross Oil and Gas Revenues and Direct Operating
                 Expenses for the years ended December 31, 1996 and 1995 and for the three months ended March 31, 1997
               Notes to Statements of Gross Oil and Gas Revenues and Direct
                 Operating Expenses

     (b)  Pro forma financial information of McMoRan Oil & Gas Co.

               Unaudited Pro Forma Balance Sheet as of March 31, 1997 Unaudited Pro Forma Statement of Operations for the
                 three months ended March 31, 1997
               Unaudited Pro Forma Statement of Operations for the
                 year ended December 31, 1996
               Notes to Unaudited Pro Forma Financial Statements

     (c)  Exhibits

          10.1 Master Agreement dated July 14, 1997 between McMoRan Oil & Gas Co. and Freeport-McMoRan Resource Partners, Limited Partnership.

       10.2 Standby Purchase Agreement dated July 14, 1997 between McMoRan Oil & Gas Co. and Freeport-McMoRan Resource Partners, Limited Partnership.

       10.3 Form of Stockholder Agreement between McMoRan Oil & Gas Co. and Freeport-McMoRan Resource Partners, Limited Partnership.

       10.4 Purchase and Sale Agreement dated July 11, 1997 by and among FRP, MCNIC Oil & Gas Properties, Inc., MCN Investment Corporation and MOXY.

       10.5 Form of Participation Agreement between McMoRan Oil & Gas Co. and Freeport-McMoRan Resource Partners, Limited Partnership.

       10.6 Form of Amendment to the MOXY Participation and Exploration Program Agreement dated as of July 1, 1995 between McMoRan Oil & Gas Co., CoEnergy Central Exploration, Inc. and MCN Investment Corporation.

       10.7 Amendment No. 1 dated July 14, 1997 to the Rights Agreement dated as of May 19, 1994 between McMoRan Oil & Gas Co. and Mellon Securities Trust Company, as Rights Agent

       23.1  Consent of Arthur Andersen LLP.

       99.1  Press Release dated July 15, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      McMoRan OIL & GAS CO.


                                      By: /s/ Richard C. Adkerson
                                         __________________________
                                            Richard C. Adkerson
                                          Co-Chairman of the Board
                                         and Chief Executive Officer



Dated: July 15, 1997

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of McMoRan Oil & Gas Co.:

    We have audited the accompanying statements of gross oil and gas revenues and direct operating expenses of the MCN Producing Properties (the Producing Properties) to be acquired by McMoRan Oil & Gas Co. (see Note 1) for the year ended December 31, 1996 and for the period from the inception of the MOXY/MCN Program (September 19, 1995) through December 31, 1995. These statements are the responsibility of management. Our responsibility is to express an opinion on the statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements.
We believe our audits provide a reasonable basis for our opinion.

    The accompanying statements present only the gross oil and gas revenues and direct operating expenses (see Note 1) and are not intended to be a complete presentation of the revenues and expenses of the Producing Properties.

    In our opinion, the statements referred to above present fairly, in all material respects, the gross oil and gas revenues and direct operating expenses of the Producing Properties for the year ended December 31, 1996 and for the period from the inception of the MOXY/MCN Program through December 31, 1995, in conformity with generally accepted accounting principles.

                                      Arthur Andersen LLP
New Orleans, Louisiana
July 14, 1997

    The following statements of gross oil and gas revenues and direct operating expenses of the MCN Producing Properties (the Producing Properties) to be purchased by MOXY for the year ended December 31, 1996 and for the period from the inception of the MOXY/MCN Program through December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their accompanying report. The statements are presented to provide historical data about the Producing Properties to be acquired and may not be indicative of future results of operations of the Producing Properties.

    Separate financial statements for the Producing Properties have never been prepared. Depreciation, depletion and amortization has not been included because the historical expenses incurred by the predecessor owner may not be comparable to amounts to be incurred by MOXY in future periods. Further, it is not possible to make a practicable or objective determination of the portion of general or administrative expenses or other indirect expenses which were attributable to the Producing Properties and any such allocation would not be indicative of the level of such expense to be incurred in the future. In addition, a provision for income taxes has not been included because the tax position of the predecessor owner will not affect MOXY's future tax provisions.

                            MCN PRODUCING PROPERTIES
     STATEMENTS OF GROSS OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)

                                             Three
                                             Months                                       Inception
                                             Ended               Year Ended                through
                                            March 31,           December 31,             December 31,
                                              1997                 1996                     1995
                                            ---------           ------------             ------------
                                           (Unaudited)
Oil and gas sales                           $3,546                 $3,576                  $1,458
Production and delivery                        297                    413                     199
Revenues over direct operating expenses     $3,249                 $3,163                  $1,259
                                            ======                 ======                  ======

See accompanying notes to financial statements.

               NOTES TO STATEMENTS OF GROSS OIL AND GAS REVENUES
         AND DIRECT OPERATING EXPENSES OF THE MCN PRODUCING PROPERTIES

1.  BASIS OF PRESENTATION

    In September 1995, MOXY established an exploratory drilling program with MCN owned 40% by MOXY and 60% by MCN. On July 14, 1997, MOXY entered into an agreement with FRP pursuant to which MOXY will acquire MCN's interest in the producing oil and gas properties (the Producing Properties) developed as part of MOXY's exploratory drilling program with MCN for $26.0 million.

    The accompanying statements of gross oil and gas revenues and direct expenses, which are prepared on the successful efforts basis of accounting, relate to the interests in producing oil and gas properties described above and may not be representative of future operations. The statements do not include Federal and state income taxes, interest, depreciation, depletion and amortization or general and administrative expenses because such amounts have historically not been allocated to the Producing Properties or such amounts would not be indicative of those expenses which would be incurred by MOXY. The statements include gross oil and gas revenue and direct operating and production expenses, including production and ad valorem taxes, for the entire periods presented.

    The unaudited statement of gross oil and gas revenues and direct operating expenses for the three-month period ended March 31, 1997, in the opinion of management, was prepared on a basis consistent with the audited statements of gross oil and gas revenues and direct operating expenses and includes all adjustments (which includes normal recurring adjustments) necessary to present fairly the gross oil and gas revenues and direct operating and production expenses for this interim period and may not be indicative of future revenues and expenses.

2.  SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED)

    There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as the current market value of the properties or the cost that would be incurred to obtain equivalent reserves.

    An analysis of the estimated changes in quantities of proved oil and natural gas reserves of the Producing Properties for the year ended December 31, 1996 and for the period from the inception of the MOXY/MCN Program through December 31, 1995 is shown below. Oil, including condensate and plant products, is stated in thousands of barrels and natural gas is in millions of cubic feet.

                                         Oil           Gas
                                   ------------   --------------
                                     1996  1995    1996    1995
                                   ------  ----   ------  ------
Proved reserves:
  Beginning of period                 141     -   12,781       -
  Revisions of previous estimates      46   (16)   1,732     575
  Discoveries and extensions          108     -   10,513   7,498
  Production                          (43
  Transfers                             -   177        -   5,187
                                   ------  ----   ------  ------
  End of period                       252   141   24,080  12,781
                                   ======  ====   ======  ======
Proved developed reserves:
  End of period                        87    30   11,295   1,168
                                   ======  ====   ======  ======

    The estimated standardized measure of discounted future net cash flows relating to proved reserves of the Producing Properties is shown below.

                                                December 31,
                                        -------------------------
                                            1996         1995
                                        -----------   -----------
                                              (In Thousands)
Future cash flows                         $   99,390   $   33,596
Future costs applicable to future cash
 flows:
  Production costs                           (11,707)      (5,751)
  Development and abandonment costs          (19,311)     (10,732)
                                          ----------   ----------

Future net cash flows before income           68,372       17,113
 taxes
Future income taxes                                -            -
                                          ----------   ----------
Future net cash flows                         68,372       17,113
Discount for estimated timing of net         (15,360)      (4,617)
 cash flows (10% discount rate)           ----------   ----------
                                          $   53,012   $   12,496
                                          ==========   ==========

    Oil and natural gas prices have declined subsequent to December 31, 1996. The future cash flows from proved reserves presented above do not reflect the decline.

     An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves of the Producing Properties is shown below.

                                                             Inception
                                        Year Ended            through
                                       December 31,         December 31,
                                          1996                  1995
                                       ------------        -------------
                                               (In Thousands)

Beginning of period                       $12,496             $   -
Transfers                                     -                 6,985
Discoveries and extensions, less           16,256               5,052
 related costs
Development costs incurred during the      10,477                 -
 period
Revisions:
  Changes in prices                        19,341               5,364
  Accretion of discount                     1,249                 -
  Other changes, including revised
   estimates of development costs and      (3,644)             (3,646)
   rates of production

Revenues, less production costs            (3,163)             (1,259)
                                          -------             -------
End of period                             $53,012             $12,496
                                          =======             =======

                             MCMORAN OIL & GAS CO.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997

                                                        Pro Forma Adjustments
                                                    -------------------------
                                                           MCN
                                                        Producing
                                                       Properties     Other
                                          Historical    (Note 1)     (Note 2)        Pro Forma
                                        -------------------------------------     ------------
                                                              (In Thousands)
ASSETS
Current assets:
Cash and cash equivalents                 $    8,073   $  (37,138)  $  93,000 a     $   63,935
Accounts receivable and other                  4,425            -           -            4,425
                                          ----------   ----------   ---------       ----------
 Total current assets                         12,498      (37,138)     93,000           68,360
                                          ----------   ----------   ---------       ----------
Oil and gas properties - successful
 efforts method:
 Unevaluated                                   2,683            -           -            2,683
 Proved                                       18,868       26,287        (595)b         44,560
                                          ----------   ----------   ---------       ----------
                                              21,551       26,287        (595)          47,243
Less accumulated depreciation and
 amortization                                  3,059            -           -            3,059
 Net oil and gas properties                   18,492       26,287        (595)          44,184
                                          ----------   ----------   ---------       ----------
Total assets                              $   30,990   $  (10,851)  $  92,405       $  112,544
                                          ==========   ==========   =========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities  $   10,615   $        -   $       -       $   10,615
Current portion of production loan             2,304            -      (2,304)b              -
                                          ----------   ----------   ---------       ----------
 Total current liabilities                    12,919            -      (2,304)          10,615
Production loan, less current portion         11,718      (11,138)       (580)b              -
Other liabilities                                461          287           -              748
Stockholders' equity:
Preferred stock, par value $0.01,
 50,000,000 shares authorized and
 unissued                                          -            -           -                -
Common stock, par value $0.01,
 150,000,000 shares authorized,
 14,036,519 shares (42,608,000 shares
 pro forma) issued and outstanding               140            -         286 a            426
Capital in excess of par value of             47,938            -      92,714 a        140,652
 common stock
Accumulated deficit                          (42,186)           -       2,289 b        (39,897)
                                          ----------   ----------   ---------       ----------
                                               5,892            -      95,289          101,181
                                          ----------   ----------   ---------       ----------
Total liabilities and stockholders'
 equity                                   $   30,990   $  (10,851)  $  92,405       $  112,544
                                          ==========   ==========   =========       ==========

The accompanying notes are an integral part of these pro forma financial statements.

                             MCMORAN OIL & GAS CO.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997

                                                       Pro Forma Adjustments
                                                    ------------------------
                                                          MCN
                                                       Producing
                                                       Properties    Other
                                          Historical    (Note 1)    (Note 2)      Pro Forma
                                          ----------------------------------    -----------
                                              (In Thousands, Except Per Share Amounts)
Revenues:
Oil and gas sales                         $    2,364   $    3,546  $       -      $   5,910
Management fees                                  409            -          - c          409
                                          ----------   ----------  ---------      ---------
 Total revenues                                2,773        3,546          -          6,319
                                          ----------   ----------  ---------      ---------
Costs and expenses:
Production and delivery, including
 depreciation and amortization                 1,960          297      2,661 d        4,918
Exploration expenses                           2,362            -          -          2,362
General and administrative expenses              711            -          -            711
                                          ----------   ----------  ---------      ---------
 Total costs and expenses                      5,033          297      2,661          7,991
                                          ----------   ----------  ---------      ---------
Operating loss                                (2,260)       3,249     (2,661)        (1,672)
Interest expense                                (360)           -        360 e            -
Other income, net                                131            -          - f          131
                                          ----------   ----------  ---------      ---------
Net loss                                  $   (2,489)  $    3,249  $  (2,301)     $  (1,541)
                                          ==========   ==========  =========      =========

Average shares outstanding                    14,107            -     28,571 a       42,678
                                          ==========   ==========  =========      =========

Net loss per share                        $    (0.18)                             $   (0.04)
                                          ==========                              =========

The accompanying notes are an integral part of these pro forma financial statements.

                             MCMORAN OIL & GAS CO.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                       Pro Forma Adjustments
                                                    ------------------------
                                                          MCN
                                                       Producing
                                                       Properties    Other
                                          Historical    (Note 1)    (Note 2)      Pro Forma
                                        ------------------------------------    -----------
                                              (In Thousands, Except Per Share Amounts)
Revenues:
Oil and gas sales                         $    2,434     $  3,576   $      -       $  6,010
Management fees                                1,636            -          - c        1,636
                                          ----------     --------   --------       --------
 Total revenues                                4,070        3,576          -          7,646
                                          ----------     --------   --------       --------

Costs and expenses:
Production and delivery, including
 depreciation and amortization                 1,500          413      2,597 d        4,510
Exploration expenses                           9,818            -          -          9,818
General and administrative expenses            2,635            -          -          2,635
                                          ----------     --------   --------       --------
 Total costs and expenses                     13,953          413      2,597         16,963
                                          ----------     --------   --------       --------
Operating loss                                (9,883)       3,163     (2,597)        (9,317)
Interest expense                                (403)           -        403 e            -
Other income, net                                424            -          - f          424
                                          ----------     --------   --------       --------
Net loss                                  $   (9,862)    $  3,163   $ (2,194)      $ (8,893)
                                          ==========     ========   ========       ========

Average shares outstanding                    13,898            -     28,571   a     42,469
                                          ==========     ========   ========       ========

Net loss per share                        $    (0.71)                              $  (0.21)
                                          ==========                               ========

The accompanying notes are an integral part of these pro forma financial statements.

                             MCMORAN OIL & GAS CO.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


          The accompanying Pro Forma Statements of Operations have been prepared assuming the transactions discussed below occurred on January 1, 1996, whereas the Pro Forma Balance Sheet assumes the transactions occurred on March 31, 1997. The pro forma financial statements are not necessarily indicative of the actual results that would have been achieved nor are they indicative of future results.

1.  ACQUISITION OF THE MCN PRODUCING PROPERTIES

          In July 1997, FRP acquired MCNs interest in the MOXY/MCN Program. In July 1997, MOXY entered into an agreement with FRP pursuant to which MOXY will acquire the producing oil and gas properties (the MCN Producing Properties) developed as part of the MOXY/MCN Program for $26.0 million, subject to adjustment, and repay all indebtedness incurred by MOXY under the MOXY/MCN Program.

          The income statement information represents the historical revenues and direct operating expenses of the MCN Producing Properties for the periods presented.

          The balance sheet information represents the acquisition of the MCN Producing Properties at FRPs purchase price and the repayment of MOXYs debt under the MOXY/MCN Program.

2.  OTHER ADJUSTMENTS

a. MOXY intends to consummate the Rights Offering (as discussed earlier in this document) whereby additional MOXY common stock would be issued sufficient to raise $100 million ($93 million after offering expenses and the FRP Standby Fee).

b. Represents the sale of MOXYs interest in the West Cameron Block 503 field in April 1997 for $2.9 million, with a gain of $2.3 million to retained earnings and a reduction to oil and gas properties. Proceeds from the sale were used to reduce the amount of indebtedness to MCN.

c. Upon the initiation of the MOXY/FRP Exploration Program, MOXYs level of general and administrative expense will change, with MOXY allocating certain exploration and administrative expenses to FRP. Because the level of expense and allocation is not known at this time, no pro forma adjustment has been reflected.

d. Represents the depreciation and amortization expense calculated using the acquisition price of the MCN Producing Properties (Note 1).

e.   Represents the elimination of the historical interest expense (Note 1).

f. Upon completion of the Rights Offering and the acquisition of the MCN Producing Properties, MOXY will have significant additional cash resources. In accordance with SEC regulations concerning pro forma financial statements, MOXY has not reflected any additional investment income. However, if MOXY had invested this excess cash and earned income at MOXYs historical rate for short-term investments, pro forma net loss would have been $6.1 million ($0.14 per share) for 1996 and $0.8 million ($ 0.02 per share) for the 1997 period.

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